Post-Effective Amendment No. 1
Registration No. 333-155396

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933
____________________________

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation or organization)	20-0865835 (I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard
P.O. Box 391
Covington, KY 41012-0391
(859) 815-3333

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
_____________________________

Ashland Inc. Union Employee Savings Plan
(Formerly known as Hercules Incorporated Savings and Investment Plan)
(Full title of the Plan)
______________________________

David L. Hausrath, Esq.
Senior Vice President and General Counsel
50 E. RiverCenter Boulevard
P.O. Box 391
Covington, KY 41012-0391
(859) 815-3333

(Name, address and telephone number of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☒	Accelerated Filer ☐
Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

EXPLANATORY NOTE

Effective January 1, 2011, the Hercules Incorporated Savings and Investment Plan was amended to change the name of the plan to the Ashland Inc. Union Employee Savings Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.Exhibits.

The following Exhibits are filed as part of this Registration Statement.

4.1	Ashland Inc. Union Employee Savings Plan as amended and restated effective January 1, 2011.

24	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Covington, Commonwealth of Kentucky, on June 27, 2011.

ASHLAND INC. (Registrant)

By:	/s/ David L. Hausrath
	Name:	David L. Hausrath
	Title:	Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities indicated on June 27, 2011.

Signature	Title
* _____________________________________ James J. O’Brien	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ Lamar M. Chambers _____________________________________ Lamar M. Chambers	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ J. William Heitman _____________________________________ J. William Heitman	Vice President and Controller (Principal Accounting Officer)
* _____________________________________ Roger W. Hale	Director
* _____________________________________ Kathleen Ligocki	Director
* _____________________________________ Vada O. Manager	Director
_____________________________________ Barry W. Perry	Director
* _____________________________________ Mark C. Rohr	Director
* _____________________________________ George A. Schaefer, Jr.	Director

* _____________________________________ Theodore M. Solso	Director
_____________________________________ John F. Turner	Director
* _____________________________________ Michael J. Ward	Director
*By:	/s/ David L. Hausrath
David L. Hausrath
Attorney-in-Fact

EXHIBIT INDEX

4.1	Ashland Inc. Union Employee Savings Plan as amended and restated effective January 1, 2011.

24	Power of Attorney.

5